Exhibit 99.5

STOCK ORDER FORM
		PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS	For Internal Use Only

BATCH #___ ORDER #___ CATEGORY #____
		Stock Information Center 1640 Snow Road Parma, Ohio 44134 Call us (216) 661-6349 (local) or 1 (866) 575-8240 (toll free) (2) Total Payment Due	REC’D __________ O _________ C ____________
(1) Number of Shares	Price Per Share		ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Eastern time, on _______________, 2008. Stock Order Forms may be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. The Stock Information Center is located at Century Bank’s corporate headquarters. You may NOT deliver this form to our other offices. Please read important instructions on the reverse side of this form. Faxes or copies of this form are not required to be accepted.
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 25,000 ($250,000). See Instructions on reverse side.

(3) Method of Payment _ Check or Money Order	(4) Method of Payment _ Deposit Account Withdrawal
Enclosed is a personal check, bank check or money order payable to Century Commercial Bancorp, Inc. in the amount of:	The undersigned authorizes withdrawal from the Century Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available in the account(s) listed at the time this form is received. Century Bank IRA and deposit accounts with check-writing privileges may NOT be listed for direct withdrawal below.
$ .00	For Internal Use Only	Century Bank Deposit Account Number(s)	Withdrawal Amounts
Cash, wire transfers, third-party checks, and Century Bank line of credit checks will not be accepted for this purchase.			$.00
			$.00
			$.00
		Total Withdrawal Amount	$.00

(5) Purchaser Information	ACCOUNT INFORMATION - SUBSCRIPTION OFFERING
Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 9:	If you checked box (a), (b) or (c), please provide the following information as of the eligibility date under which Purchaser(s) listed in Section 9 below qualify in the Subscription Offering:
a. ☐ Depositors who had accounts at Century Bank with aggregate balances of at least $50 as of the close of business on September 30, 2006.	Deposit or Loan Account Title (Name(s) on Account)	Century Bank Account Number
b. ☐ Depositors who had accounts at Century Bank with aggregate balances of at least $ 50 as of the close of business on December 31, 2007.
c. ☐ Borrowers as of July 10, 1989 whose loans continue to be outstanding as of ________, 2008 and depositors of Century Bank, as of ________, 2008, who are not eligible in (a) or (b) above.

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listedin Section 9, check the first box that applies to this order:
d. ☐ You are a resident of Cuyahoga, Lake or Medina Counties, Ohio. e. ☐ You are placing an order in the Community Offering, but box (d) does not apply.	NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) Management and Employees (Check the box, if applicable)

Check if you are a Century Bank or Century Commercial Bancorp, Inc.:	☐ Director	☐ Officer	☐ Employee	☐ Member of the immediate family of director, officer or employee.
(immediate family as defined on the reverse side of this form)

(7) Maximum Purchaser Identification

☐	Check here if you, individually or together with others (see Section 8), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions on the reverse side.

(8)	Associates/Acting in Concert

☐	Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 9 on other Stock Order Forms	Number of Shares Ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of Shares Ordered

(9) Stock Registration The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours.

First Name, Middle Initial, Last Name	Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name	SSN/Tax ID No.

Street	Daytime Phone Number (important)

City (important)	State	Zip	County (important)	Evening Phone Number (important)

(10) Form of Stock Ownership			FOR SELF-DIRECTED ACCOUNT TRUSTEE USE ONLY
☐ Individual ☐ Joint Tenants	☐ Tenants in Common	☐ UniformTransfer to Minors Act	☐ IRA
(for reporting SSN, use Minor’s)
☐ Corporation/Partnership	☐ Other____________________		SSN of Beneficial Owner: ________-________-___________

(11) Acknowledgment and Signature I understand that, to be effective, this Stock Order Form must be received by Century Commercial Bancorp, Inc. by 12:00 noon, Eastern time, on _________, 2008, or this Stock Order Form and all subscription rights will be void. I agree that after receipt by Century Commercial Bancorp, Inc., this Stock Order Form may not be modified or canceled without Century Commercial Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I understand and agree that, by submitting this Stock Order Form, I am approving the Liberty Bank acquisition and am voting by written consent all common stock to be purchased by me in favor of the acquisition. I acknowledge that this security is not a deposit or savings account, is not federally insured and is not guaranteed by Century Commercial Bancorp, Inc., Century Bank or any government agency. If anyone asserts that the common stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision’s Central Regional Office at (312) 917-5000. I further certify that, before purchasing the common stock of Century Commercial Bancorp, Inc., I received the Prospectus dated __________, 2008.

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Century Commercial Bancorp, Inc. and describes, in the Risk Factors section beginning on page ___ of the Prospectus, the risks involved in the investment in this common stock, including but not limited to the following:

1. Changing interest rates may decrease our profits and asset values.

2. Our emphasis on commercial real estate loans and acquisition, development and construction loans may expose us to increased lending risks.

3. Liberty Bank’s emphasis on education lending may expose us to increased risks.

4. A downturn in the local economy or a decline in real estate values would reduce our profits.

5. Difficult conditions in the housing industry and mortgage market may have an adverse effect on our profitability.

6. Strong competition within our market area could reduce our profits and slow growth.

7. We operate in a highly regulated environment and we may be affected adversely by changes in laws and regulations.

8. There is a possibility that Century Bank will be unable to effectively integrate Liberty Bank with its operations.

9. We could potentially recognize goodwill impairment charges after the merger and conversion.

10.Subscribers who purchase shares in the offering will experience dilution of their investment as a result of the issuance of the merger shares.

11.The future price of shares of our common stock may be less than the purchase price in the stock offering.

12.As a result of our acquisition of Liberty Bank, the price to pro forma tangible book value of our common stock is higher than the price to pro forma tangible book value of most other common stock sold in mutual to stock conversions.

13.Our stock-based benefit plans will increase our costs, which will reduce our income.

14.The implementation of stock-based benefit plans may dilute your ownership interest.

15.We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which will increase our operating expenses.

16.Our return on equity initially will be low compared to other publicly traded financial institutions. A low return on equity may negatively affect the trading price of our common stock.

17.A significant percentage of our common stock will be held by directors and officers of Century Commercial Bancorp, Century Bank and our benefit plans.

18.Our stock value may be affected negatively by federal regulations restricting takeovers.

19.There may be a limited market for our common stock, which may adversely affect our stock price.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Century Commercial Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights, and will not honor orders known to involve such transfer.

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.

IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	(Date)	Signature (title, if applicable)	(Date)

QUESTIONS?Call our Stock Information Center, toll free, at (216) 661-6349(local) or 1 (866) 575-8240 (toll free), Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time. The Stock Information Center is closed on weekends and bank holidays.

Century Commercial Bancorp, Inc.

Stock Order Form Instructions

Sections (1) and (2) _ Number of Shares and Total Payment Due. Indicate the Number of Shares you wish to purchase and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual is 25,000 shares ($250,000). Further, no person, together with associates or persons acting in concert, may purchase an aggregate of more than 50,000 shares ($500,000), in all categories of the offering, combined. Please see the Prospectus section entitled “The Conversion and Stock Offering” for more specific information, including the definition of “associate” and “acting in concert.” By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) _ Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to Century Commercial Bancorp, Inc. These will be cashed immediately upon receipt, so the funds remitted by personal check must be available within the account when your Stock Order Form is received. We will not accept cash or wire transfers. You may not remit a Century Bank line of credit check, or a third-party check (including those payable to you and endorsed to Century Commercial Bancorp, Inc.) Interest on your funds will be earned at Century Bank’s savings account rate until the offering is completed. After receipt of this order, it may not be modified or canceled without Century Commercial Bancorp, Inc.’s consent.

Section (4) _ Payment by Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Century Bank deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available in the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — they will be unavailable to you for withdrawal during the stock offering. The funds will continue to earn interest within the account(s) at the applicable contractual deposit account rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Century Bank certificate of deposit account. Note that you may NOT designate for direct withdrawal Century Bank deposit accounts with check-writing privileges. Submit a check instead. You may authorize withdrawal from all types of savings accounts and certificate of deposit accounts. You may not designate individual retirement accounts for direct withdrawal. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible—preferably at least two weeks before the                     , 2008 offering deadline.

Section (5) _ Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all Century Bank account numbers (deposit or loan, as applicable) that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to a Community Offering, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See “The Conversion and Stock Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversub-scription.

Section (6) _ Management and Employees. Check a box, if applicable. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) _ Maximum Purchase Identification. Check a box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Section 8, you may not have an opportunity to purchase more shares.

Section (8) _ Associates/Acting In Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. Please see the Prospectus section entitled “The Conversion and Stock Offering” for more information regarding the definition of “associate” and “acting in concert.”

Section (9) _ Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (formerly NASD): If you are a member of FINRA (“Financial Industry Regulatory Authority”) formerly the NASD (“National Association of Securities Dealers”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.

Section (10) _ Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials—use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually _ Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of this form must have had an eligible deposit account at Century Bank on either September 30, 2006, December 31, 2007,                     , 2008 or have been a borrower as of July 10, 1989 whose loan continued to be outstanding as of                     , 2008.

Joint Tenants _ Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 9 of this form must have had an eligible deposit account at Century Bank on either September 30, 2006, December 31, 2007,                     , 2008 or have been a borrower as of July 10, 1989 whose loan continued to be outstanding as of                     , 2008.

Tenants in Common _ May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 9 of this form must have had an eligible deposit account at Century Bank on either September 30, 2006, December 31, 2007,                     , 2008 or have been a borrower as of July 10, 1989 whose loan continued to be outstanding as of                     , 2008.

Buying Stock for a Minor _ Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of this form must have had an eligible deposit account at Century Bank on either September 30, 2006, December 31, 2007,                     , 2008 or have been a borrower as of July 10, 1989 whose loan continued to be outstanding as of                     , 2008. The standard abbreviation for custodian is “CUST”, while the Uniform Transfer to Minors Act is “UTMA”, followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the Ohio Uniform Transfer to Minors Act should be registered as John Smith CUST Susan Smith UTMA OH (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership _ On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of this form must have had an eligible deposit account at Century Bank on either September 30, 2006, December 31, 2007,                     , 2008 or have been a borrower as of July 10, 1989 whose loan continued to be outstanding as of                     , 2008.

Buying Stock in a Trust/Fiduciary Capacity _ Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of this form must have had an eligible deposit account at Century Bank on either September 30, 2006, December 31, 2007,                     , 2008 or have been a borrower as of July 10, 1989 whose loan continued to be outstanding as of                     , 2008.

Buying Stock in a Self-Directed IRA _ (for trustee/broker use only) Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Century Bank on either September 30, 2006, December 31, 2007,                     , 2008 or have been a borrower as of July 10, 1989 whose loan continued to be outstanding as of                     , 2008.

Section (11) _ Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment and/or withdrawal authorization, so that it is received (not postmarked) by Century Commercial Bancorp, Inc. by 12:00 noon, Eastern time, on                     , 2008. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). An Order Reply Envelope has been included for your convenience. OVERNIGHT DELIVERY can be made to the Stock Information Center, which is located at 1640 Snow Road, Parma, Ohio 44134. You may also hand deliver to this location. Please do not deliver Stock Order Forms to any other Century Bank office.

QUESTIONS?	Call our Stock Information Center at (216) 661- 6349 (local) or 1 (866) 575-8240 (toll free), Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time. The Stock Information Center is closed on weekends and bank holidays.